SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)


                                 January 2, 1996





                             E & J PROPERTIES, LTD.
                        a California Limited Partnership

               (Exact name of registrant as specified in charter)




    California               O-9608              94-2763152
    (State or other          (Commission         (IRS Employer
     jurisdiction of          File Number)        Identification
     incorporation)                               Number)




                    2710 Gateway Oaks Drive, Suite 300 South
                          Sacramento, California 99833

                     (Address of principal executive office)



               Registrant's telephone number, including area code:

                                 (916) 925-6620





















ITEM 5.       OTHER MATERIAL EVENTS


         (a) See press release of February 2, 1996, attached hereto as Exhibit "A."






                                   SIGNATURES



Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunder duly authorized.






Date: February 2, 1995       E & J PROPERTIES,LTD.
                             a California Limited Partnership





                             By:  /s/ Elaine McKeon

                                ELAINE McKEON
                                General Partner






























                             E & J PROPERTIES, LTD.
                             2710 Gateway Oaks Drive
                                 Suite 300 South
                          Sacramento, California 95833
                            Telephone: (916) 925-6620




                              FOR IMMEDIATE RELEASE


E & J Properties, Ltd., a California Limited Partnership, has listed for sale with Brown, Stevens, Elmore & Sparre, its Elliott Ranch South property consisting of approximately 1,848 acres located approximately ten miles south of downtown Sacramento, south of Elk Grove Boulevard, east of Interstate 5, for a price of $15,250,000. The listing agreement does not encompass an approximately 52 acre parcel owned by Registrant located at the northeast corner of U.S. Interstate 5 and Hood Franklin Road. There is no assurance that a buyer will be located, that the listing price will be accepted, or that a sale agreement will be reached on terms and conditions acceptable to E & J Properties, Ltd. during this time period.

Approximately 439 acres of this land is zoned for mixed urban uses, primarily residential uses ("the project"). Of the remaining property, approximately 560 acres is subject to a wetlands mitigation easement, another approximately 849 acres is to be used for flood detention and wetland mitigation. The 849 acre area, as a condition of zoning approval, will be conveyed to a public or private entity for perpetual open space ownership and management. The fee interest in the 560 acre area will most likely be included in this conveyance. E & J Properties, Ltd. received approval of a Clean Water Act Section 404 Permit from the U.S. Corps of Engineers on January 2, 1996, which allows it to fill wetlands on the project, thereby making that portion of the property suitable for development. E & J Properties, Ltd. also received approval of its proposed Swainson's Hawk Mitigation plan in January, 1996. The Swainson's Hawk is a State (California) listed endangered species known to forage on the property.

E & J Properties, Ltd. has submitted a proposed Master Water Plan to Sacramento County for approval which relies solely on groundwater, not on surface water which is not now available. Sacramento County may consider the plan in 1996, but there is no time table for adoption of the plan and no assurance that the project will be able to rely entirely on groundwater. The County has imposed many other conditions of approval which must be satisfied before the project can be developed.



For further information, contact:           Tim Taron
Sacramento, California                      (916-925-6620)
                                            February 2, 1996